UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 14, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Registrant is reporting in this Form 8-K that on October 24, 2016, the Registrant filed a Form 10-Q/A correcting the date at which it had 81,460,875 shares of common stock outstanding from October 18, 2016 to June 30, 2016. The incorrect date included in the October 18, 2016 Form 10-Q/A was the result of an inadvertent error by the Registrant's EDGAR Agent. Because of the national holiday in Israel on October 18 and October 19, 2016, the Registrant filed the corrected form 10-Q/A and this 8-K on the first business day after the national holiday. At October 24, 2016, the Registrant had 135,305,475 shares outstanding as a result of the conversion of all outstanding convertible notes during the period from September 9 to October 3, 2016.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: October 24, 2016